Exhibit 10.24

               The Reader's Digest Association, Inc.


                   DIRECTOR COMPENSATION PROGRAM
           (Amended and Restated as of January 1, 2003)

 As amended by Amendment No. 1, effective as of September 18, 2002
  As amended by Amendment No. 2, effective as of January 1, 2003


1.    Definitions.

The following terms, when used herein, have the following meanings:

    "Board" shall mean the Board of Directors of the Company.

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    "Audit Committee" shall mean the Audit Committee of the Board.

    "Common Stock" shall mean the Common Stock, $0.01 par value per share, of the Company.

    "Company" shall mean The Reader's Digest Association, Inc.

    "Corporate Governance Committee" shall mean the Corporate
    Governance Committee of the Board.

    "Deferred Stock" shall mean an unfunded promise by the Company to issue or deliver a share of Common Stock to a Director.

    "Director" shall mean a member of the Board.

     "Fair Market Value" for purposes of this Program, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the mean between the high and low sales prices on the applicable date, or if no sales price is available for such date, the mean between the closing bid and asked prices for such date, of a share of Common Stock (i) as reported by the principal national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. If the Common Stock is not readily tradeable on a national securities exchange or any system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be set by the Board on the advice of an investment advisor in good faith.

    "Nonemployee Director" shall mean a Director who is a not an employee of the Company.

    "Post-1998 Director" shall mean a person who began service as a Nonemployee Director on or after April 1, 1998.

    "Pre-1998 Director" shall mean a person who began service as a Nonemployee Director before April 1, 1998.

    "Program" shall mean The Reader's Digest Association, Inc.
    Director Compensation Program.

    "Pro-Rated Amount" shall mean the amount of compensation that a Director would be entitled to receive if the Director serves as such as of the beginning of a calendar year, multiplied by a fraction, the numerator of which is the number of full months remaining in the calendar year after the Director begins to serve as such and the denominator of which is 12.

    "Transaction" shall have the meaning specified in Section 8.2 of the Program.

    "Transfer" shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

2.    Purpose.

The purpose of the Program is to attract and retain qualified individuals to serve as Nonemployee Directors on the Board of the Company. The Program is comprised of both cash and equity components, with an emphasis on the latter so as to strengthen the Nonemployee Directors' equity relationship with the Company and to more completely align their interests with those of the stockholders generally.

3.    Compensation.

Except as provided in Section 4 of the Program, each Nonemployee
Director shall receive the following compensation, effective commencing January 1, 2003.

        3.1.  Cash Compensation.

              3.1.1. Pre-1998 Directors. The Company shall pay each Pre-1998 Director cash compensation at the rate of $18,000 per year for such service.

              3.1.2. Post-1998 Directors. The Company shall pay each Post-1998 Director cash compensation at the rate of $30,000 per year for such service.

              3.1.3. Audit Committee Chairperson. The Company shall pay each Nonemployee Director who serves as Chairperson of the Audit Committee cash compensation at the rate of $15,000 per year for such service.

              3.1.4. Other Regular Committee Chairpersons. The Company shall pay each Nonemployee Director who serves as Chairperson of any regular Committee other than the Audit Committee cash compensation at the rate of $10,000 per year for such service.

              3.1.5. Audit Committee Members. The Company shall pay each Nonemployee Director who serves as a member of the Audit Committee, other than the Chairperson, cash compensation at the rate of $7,500 per year for such service.

              3.1.6. Quarterly Payment. The Company shall pay cash compensation under this Section 3.1 quarterly to each Nonemployee Director at the end of each calendar quarter during which the Nonemployee Director served in whole or in part.

3.2.  Stock Compensation.

              3.2.1. Pre-1998 Directors. The Company shall grant to each Pre-1998 Director who serves as such as of the beginning of the calendar year, on the first trading day of such calendar year, a number of shares of Common Stock equal to $20,000 divided by the average per share closing price for the Common Stock over the twenty (20) trading days immediately preceding the date of grant, such number of shares to be rounded to the nearest number of fifty (50) shares.

              3.2.2. Post-1998 Directors. The Company shall grant to each Post-1998 Director who serves as such as of the beginning of the calendar year, on the first trading day of such calendar year, a number of shares of Common Stock equal to $30,000 divided by the average per share closing price for the Common Stock over the twenty (20) trading days immediately preceding the date of grant, such number of shares to be rounded to the nearest number of fifty (50) shares.

              3.2.3. Pro-Rated Stock Compensation. The Company shall grant to each Nonemployee Director who becomes a Director after the beginning of a calendar year, on the first trading day of the month following the month during which the Director begins service, the Pro-Rated Amount of Stock
                      Compensation under Section 3.2.2 of the Program for such calendar year.

3.3.  Deferred Stock Compensation.

              3.3.1. Pre-1998 Directors.  The Company shall grant to each
                     Pre-1998 Director who serves as such as of the beginning of the calendar year, on the first trading day of such calendar year, a number of shares of Deferred Stock equal to $30,000 divided by the average per share closing price for the Common Stock over the twenty (20) trading days immediately preceding the date of grant, such number of shares to be rounded to the nearest number of fifty (50) shares.

              3.3.2. Post-1998 Directors.  The Company shall grant to each
                     Post-1998 Director who serves as such as of the beginning of the calendar year, on the first trading day of such calendar year, a number of shares of Deferred Stock equal to $40,000 divided by the average per share closing price for the Common Stock over the twenty (20) trading days immediately preceding the date of grant, such number of shares to be rounded to the nearest number of fifty (50) shares.

              3.3.3. Pro-Rated Deferred Stock Compensation.  The Company
                     shall grant to each Nonemployee Director who becomes a Director after the beginning of a calendar year, on the first trading day of the month following the month during which the Director begins service, the Pro-Rated Amount of Deferred Stock Compensation under Section 3.3.2 of the Program for such calendar year.

              3.3.4. Delivery of Deferred Stock Compensation.  Deferred
                     Stock shall be delivered in a single issuance to the Director on the first trading day of the calendar year after termination of the Director's service on the Board or thereafter, on a deferred issuance date determined in accordance with
                     Section 10 of the Program. Neither dividends nor interest shall be credited on Deferred Stock under this Program.

4.    Transition Provision Relating to Calendar Year 2003.

Each Nonemployee Director who serves as such on January 1, 2003 shall receive the following Stock Compensation and Deferred Stock
Compensation for calendar year 2003 in lieu of compensation under Sections 3.2 and 3.3 of the Program.

        4.1.  Stock Compensation.

              4.1.1. Pre-1998 Directors.  The Company shall grant to each
                     Pre-1998 Director who serves as such as of the beginning of calendar year 2003, on the first trading day of January 2003, a number of shares of Common Stock equal to $32,000 divided by the average per share closing price for the Common
                     Stock over the twenty (20) trading days
                     immediately preceding the date of grant, such number of shares to be rounded to the nearest number of fifty (50) shares.

              4.1.2. Post-1998 Directors.  The Company shall grant to each
                     Post-1998 Director who serves as such as of the beginning of calendar year 2003, on the first trading day of January 2003, a number of shares of Common Stock equal to $52,000 divided by the average per share closing price for the Common
                     Stock over the twenty (20) trading days
                     immediately preceding the date of grant, such number of shares to be rounded to the nearest number of fifty (50) shares.

        4.2.  Deferred Stock Compensation.

              4.2.1. Pre-1998 and Post-1998 Directors.  The Company shall grant to each Director who serves as such as of the beginning of calendar year 2003, on the first trading day of April 2003, a number of shares of Deferred Stock equal to $18,000 divided by the average per share closing price for the Common
                     Stock over the twenty (20) trading days
                     immediately preceding the date of grant, such number of shares to be rounded to the nearest number of fifty (50) shares.

              4.2.2. Delivery of Deferred Stock Compensation.  Deferred
                     Stock shall be delivered in a single issuance to the Director on the first trading day of the calendar year after termination of the Director's service on the Board or thereafter, on a deferred issuance date determined in accordance with
                     Section 10 of the Program. Neither dividends nor interest shall be credited on Deferred Stock under this Program.

5.    Special Committee Compensation.

        5.1. Special Committee Chairperson. The Company shall pay each Nonemployee Director who serves as Chairperson of a committee of the Board other than a regular committee of the Board such cash, stock or Deferred Stock compensation, or a combination thereof, as shall be determined, at the time such committee is formed, by the Corporate Governance Committee of the Board.

        5.2. Special Committee Members. The Company shall pay each Nonemployee Director who serves as a member, other than the Chairperson, of a committee of the Board other than a regular committee of the Board such cash, stock or Deferred Stock compensation, or a combination thereof, as shall be determined, at the time such committee is formed, by the Corporate Governance Committee of the Board.

6.    Additional Compensation.

Each Pre-1998 Director who serves for at least five (5) years shall remain eligible to receive a retirement benefit equal to $32,000, payable in four equal installments at the end of each calendar quarter, under the non-employee director compensation program in effect immediately prior to April 1, 1998.

7.    Shares Reserved.

The maximum aggregate number of shares of Common Stock reserved for issuance under the Program is 300,000 shares.

8.    Share Adjustments.

        8.1. Capital Changes. In the event of any increase or reduction in the number of shares of capital stock of the Company, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of shares, a change in value) in the capital stock of the Company or exchange of capital stock of the Company for a different number or kind of shares or other securities of the Company or another corporation by reason of any stock dividend, stock split or reverse stock split, reclassification, recapitalization, reorganization, merger, consolidation, spin-off, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock or capital stock other than Common Stock, reclassification of its capital stock, issuance of warrants, rights or debentures to purchase any Common Stock or securities convertible into Common Stock, or rights offering to purchase capital stock at a price below fair market value, or any change in corporate structure or otherwise; then (i) the aggregate number and kind of shares of Common Stock or other stock or securities which thereafter may be issued under the Program, (ii) the number and kind of shares subject to outstanding awards or other stock or securities granted under the Program, and (iii) the aggregate number and kind of shares of Common Stock or other stock or securities with respect to which awards may be granted to any Nonemployee Director in any fiscal year period, shall be appropriately adjusted consistent with such change in such manner as the Corporate Governance Committee may deem equitable in its sole discretion to prevent substantial dilution or enlargement of the rights granted to, or available for, participants under the Program. Any such adjustment determined by the Corporate Governance Committee in good faith shall be binding and conclusive on the Company and all participants and their respective heirs, executors, administrators, successors and assigns. If, by reason of a change pursuant to this Section, a holder of an award shall be entitled to new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions and restrictions which were applicable to the shares subject to the award prior to such change.

        8.2. Adjustments for Certain Transactions. Subject to the provisions of the Deferred Stock award agreement, in the event of the liquidation or dissolution of the Company or a merger, consolidation, reorganization or other corporate transaction of the Company (a "Transaction"), the Program and such awards issued hereunder shall continue in effect with their respective terms, except that following a Transaction, at the Corporate Governance Committee's sole discretion, either (a) each outstanding award shall be treated as provided for in the agreement entered into in connection with the Transaction, or (b) if not so provided in such agreement, each Nonemployee Director shall be entitled to receive in respect of each share of Common Stock or other stock or securities subject to any outstanding awards, as the case may be, upon transfer in respect of any award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock or other stock or securities was entitled to receive in the Transaction in respect of such share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions and restrictions which were applicable to the awards prior to such Transaction.
              The treatment of any award as provided in this Section shall be conclusively presumed to be appropriate for purposes of Section 8.2 of the Program.

9.    Expenses.

The Company shall reimburse each Nonemployee Director for all reasonable expenses relating to the Nonemployee's Director's attendance at meetings and otherwise in connection with the Nonemployee's Director's service as a Director.

10.   Deferred Compensation.

Each Nonemployee Director may, under the terms of The Reader's Digest Association, Inc. Deferred Compensation Plan for Directors (or any successor or equivalent plan), elect to defer the receipt of the cash and stock compensation described in Sections 3 and 4 of the Program for a designated period following the termination of the Director's service on the Board. To the extent provided under the Deferred Compensation Plan for Directors, each Director may choose to receive deferred amounts of cash and stock in either a lump sum and a single issuance, as the case may be, or in annual installments and may choose to receive shares of stock underlying Deferred Stock either in a single issuance or in the same annual installments.

11.   Miscellaneous.

        11.1. Certificates for Shares. The Company may require each person receiving Common Stock under the Program to represent to and agree with the Company in writing that the recipient is acquiring the shares without a view to distribution thereof. The Company may require that the certificates for such shares include a legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or any national securities exchange system upon whose system the Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        11.2. Transfer. No award or other benefit payable under the Program shall, except as otherwise specifically provided by law or by the Program, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

        11.3. Severability. Whenever possible, each provision of the Program or an award agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Program or an award agreement shall be held by a court of competent jurisdiction to be prohibited by or invalid of unenforceable under applicable law, then such provision shall be deemed to be amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and all other provisions of the Program or the award agreement shall remain in full force and effect.

        11.4. Liability. None of the Board, any Committee of the Board, any Director and any employee of the Company shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Program have been delegated or, except in circumstances involving such individual's bad faith, gross negligence or fraud, for anything done or omitted to be done by such individual.

        11.5. Governing Law. The Program shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

        11.6. Unfunded Status of Plan. The Program is intended to constitute an "unfunded" plan. With respect to any payments as to which a participant has a fixed and vested interest but which are not yet made to a participant by the Company, nothing contained herein shall give any such participant any rights that are greater than those of a general creditor of the Company.

12.   Administration.

The Program shall be administered by the Senior Vice President, Human Resources of the Company.

13.   Amendment and Termination.

The Program may be amended, modified, suspended or terminated by the Board at any time; provided, however, that no such amendment, modification, suspension or termination shall adversely effect any benefit or compensation which either is vested or accrued but unpaid as of the date of such amendment, modification, suspension or termination. The Board may, in its sole discretion, increase the amount of any compensation payable to a Nonemployee Director pursuant to Sections 3 and 4 of the Program; provided, however, that the Board may not amend or modify this Program to increase the maximum share reserve under Section 7 of the Program without approval of the stockholders of the Company entitled to vote.

14.   Effective Date.

The Program was originally adopted effective on April 1, 1998.
Amendment No. 1 to the Program was adopted effective September
18, 2002.  Amendment No. 2 to the Program was adopted effective
January 1, 2003.